Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of August ___, 2019, by and among Alcentra Capital Corporation, a Maryland corporation (the “Company”), and ___________ (“Stockholder”).

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, Stockholder owns the number of shares of common stock, par value $0.001 per share (the “Parent Common Stock”), of Crescent Capital BDC, Inc., a Delaware corporation (“Parent”), set forth opposite Stockholder’s name on Schedule A attached hereto;

WHEREAS, concurrently herewith, Parent, Atlantis Acquisition Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), the Company and, solely for the purposes set forth therein, CBDC Advisors, LLC, a Delaware limited liability company (the “Parent External Adviser”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the parties thereto have agreed to effect a business combination by means of the mergers described therein (the “Mergers”), all on the terms and subject to the conditions and limitations set forth in the Merger Agreement;

WHEREAS, in connection with the Mergers, Parent and the Parent External Adviser have agreed to amend, or amend and restate, the terms of the Parent Investment Advisory Agreement, as set forth in Exhibit B to the Merger Agreement (the “Parent Investment Advisory Agreement Amendment”);

WHEREAS, the listing of Parent’s shares on an exchange in connection with the Mergers, on the terms and conditions set forth in the Merger Agreement, constitutes a “Qualified IPO” as set forth in the Subscription Agreement between Parent and Stockholder; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Company has required that Stockholder agrees, and Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

Section 1.1           Defined Terms. For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.2           Other Definitions. For purposes of this Agreement:

(a)           “Constructive Sale” shall mean, with respect to any Owned Shares, a short sale with respect to such Owned Shares, entering into or acquiring an offsetting derivative contract with respect to such Owned Shares, entering into or acquiring a future or forward contract to deliver such Owned Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Owned Shares.

(b)           “owned” means direct or indirect ownership, beneficial ownership (within the meaning of the Exchange Act) or any right to acquire ownership or beneficial ownership.

(c)           “Owned Shares” means all of the shares of Parent Common Stock and other equity securities of Parent owned, either of record or beneficially, by Stockholder as of the date of this Agreement in the manner set forth on Schedule A, together with any other equity securities of Parent, the power to dispose of or the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the expiration of the Voting Period (as defined below).

(d)           “Permitted Transfer” shall mean, in each case, with respect to Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) Stockholder is, and at all times has been, in compliance with this Agreement, any (A) Transfer of Owned Shares by Stockholder to an Affiliate of Stockholder, so long as such Affiliate, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Company, pursuant to which such Affiliate agrees to become a party to this Agreement for all purposes and be subject to the restrictions and obligations applicable to Stockholder, or (B) any Transfer of Owned Shares to a bona fide financial institution (a “Pledgee”) pursuant to a bona fide margin loan, pledge agreement or other similar agreement (a “Pledging Agreement”) with such Pledgee to secure any obligations of Stockholder or its Affiliates under such financing arrangements, the foreclosure by such Pledgee on pledged Owned Shares and the subsequent Transfer thereof by such financial institution (“Pledging Activity”); provided, that in connection with any Pledging Activity, prior to such foreclosure or Transfer such Pledgee shall execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, pursuant to which such Pledgee agrees to be subject to the voting obligations set forth in Section 2.1 of this Agreement with respect to the Owned Shares so foreclosed on or Transferred; provided, that notwithstanding the foregoing, other than in the case of a foreclosure and resulting Transfer, no such Transfer pursuant to clauses (A) or (B) shall relieve the transferring Stockholder from its obligations under this Agreement and, in the case of clause (B), the sole right to vote such Owned Shares shall remain with Stockholder absent a foreclosure by a Pledgee.

(e)           “Transfer” shall mean, with respect to any Owned Shares, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Owned Shares (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Owned Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

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(f)            “Voting Period” means the period from and including the date of this Agreement through and including the earliest to occur of (i) the effectiveness of the Mergers and (ii) the termination of the Merger Agreement in accordance with its terms.

Article 2
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1           Agreement to Vote.

(a)           At any meeting of Parent stockholders (whether annual or special and whether or not an adjourned, postponed, reconvened or recessed meeting) however called for the purpose of voting on a proposal to approve one or any of the Parent Stockholder Matters (defined below), Stockholder irrevocably and unconditionally agrees that it shall, or shall cause the holder of record of the Owned Shares on each record date relevant to such a stockholder vote with respect to such Parent Stockholder Matters to, appear at such meeting in person or represented by a duly executed and non-revoked proxy or otherwise cause the Owned Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum at such meeting.

(b)           Stockholder irrevocably and unconditionally agrees to vote (whether by ballot at a meeting, by proxy or by executing and returning a stockholder consent), or cause its nominee holder of record on any applicable record date to vote, all of the Owned Shares as follows:

(i)            If Parent presents to its stockholders for approval a proposal or proposals that they approve one or any of the following matters (such matters, the “Parent Stockholder Matters”), in favor of the approval of such matters:

(A)             the adoption of the Merger Agreement and the transactions contemplated thereby, including the Mergers;

(B)              the issuance of Parent Common Stock in connection with the Merger Agreement;

(C)              the approval of the Parent Investment Advisory Agreement Amendment;

(D)             the conversion of Parent to a Maryland corporation in connection with the consummation of the Mergers; and

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(E)              the adoption by Parent of a charter substantially in the form as set forth on Exhibit A to the Merger Agreement, including the transfer restrictions specified therein;

(ii)              In favor of the approval of any other matter contemplated by the Merger Agreement necessary or advisable to consummate the Mergers and the other transactions contemplated thereby that is presented by Parent for a vote of its stockholders, including any motion by the chairman of the stockholder meeting to adjourn, reconvene, recess or otherwise postpone such meeting; and

(iii)            Against any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or of Stockholder under this Agreement or otherwise against the approval of any matter involving Parent or its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement, in contravention of the terms and conditions set forth in the Merger Agreement.

(c)           Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that the Owned Shares are duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require any Stockholder to vote or execute any consent with respect to any Parent Common Stock which a Stockholder or its Affiliate has the right to acquire pursuant to Parent’s dividend reinvestment plan but which Stockholder or its Affiliate has not acquired and does not have the right to vote prior to the applicable record date for the applicable vote or consent.

(d)           Prior to the expiration of the Voting Period, Stockholder covenants not to enter into any understanding or agreement with any Person to vote or give instructions with respect to the Owned Shares in any manner inconsistent with this Section 2.1.

Article 3
COVENANTS

Section 3.1           Voting Period Restrictions. Stockholder agrees that it shall not, during the Voting Period, cause or permit any Transfer of any or all of the Owned Shares or any interest therein, or any economic or voting rights with respect thereto (including any rights decoupled from the underlying securities) or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than (a) a Permitted Transfer or (b) with the prior written consent of the Company.

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Section 3.2           General Covenants. Stockholder agrees that Stockholder and its controlled Affiliates (excluding Parent and its subsidiaries) shall not: (a) enter into any agreement, commitment, letter of intent, agreement in principle, or understanding with any person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (b) take any action that could restrict or otherwise affect Stockholder’s legal power, authority and right to comply with and perform Stockholder’s covenants and obligations under this Agreement.

Section 3.3           Stop Transfer; Changes in Owned Shares. Stockholder agrees that (a) this Agreement and the obligations hereunder shall attach to its Owned Shares and shall be binding upon any person to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of Law or otherwise, including its successors or assigns and (b) other than as permitted by this Agreement, Stockholder shall not request that Parent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of its Owned Shares. Notwithstanding any Transfer, Stockholder shall remain liable for the performance of all of its obligations under this Agreement.

Section 3.4           Further Assurances. From time to time and without additional consideration, each party hereto shall take such further actions, as another party hereto may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Article 4
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to the Company as follows:

Section 4.1           Authority Relative to Agreement; No Conflict.

(a)           Stockholder has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Stockholder has been duly and validly authorized by all necessary corporate action by Stockholder, and no other corporate action or proceeding on the part of Stockholder is necessary to authorize the execution, delivery and performance of this Agreement by Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Bankruptcy and Equity Exception”).

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(b)          Neither the execution and delivery of this Agreement by Stockholder nor the performance by Stockholder of its obligations hereunder will (i) conflict with or violate any Law applicable to Stockholder or any of its subsidiaries or by which any property or asset of Stockholder or any of its subsidiaries is bound or affected (including the Owned Shares), or (ii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, require the consent, or notice to or filing with any third party pursuant to, any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder or any of its subsidiaries is a party or by which any property or asset of Stockholder or any of its subsidiaries is bound or affected (including the Owned Shares), or result in the creation of any Lien, upon any of the property or assets of Stockholder or any of its subsidiaries (including the Owned Shares), except for any of the foregoing as would not impair Stockholder’s ability to perform its obligations under this Agreement.

(c)           Stockholder has not entered into any understanding or agreement with any Person to vote or give instructions with respect to the Owned Shares in any manner inconsistent with Section 2.1 of this Agreement.

Section 4.2           Ownership of Shares. As of the date hereof, the Owned Shares of Stockholder are listed on Schedule A attached hereto. Except [as described in the Schedules 13G and/or Forms 3, 4, or 5, as applicable, filed by Stockholder with the U.S. Securities Exchange Commission (“SEC”) on or prior to the date hereof, or]1 as otherwise disclosed to the Company in writing on or prior to the date hereof, Stockholder is the sole record and beneficial owner, free and clear of all Liens and all voting agreements and commitments of every kind, of, except those transfer restrictions and default remedies included in the Subscription Agreement between Stockholder and Parent (which are identical to those transfer restrictions and default remedies set forth in the Form of Subscription Agreement incorporated by reference as Exhibit 10.5 to Parent’s Form 10-K for the year ended December 31, 2018 filed with the SEC on March 22, 2019), and has good, valid and marketable title to, all of the Owned Shares listed opposite Stockholder’s name on Schedule A hereto and has the sole power to vote (or cause to be voted) and to dispose of (or cause to be disposed of) such Owned Shares without restriction and no proxies through and including the date hereof have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the date hereof.

Section 4.3           Required Filings and Consents. No consent of, or registration, declaration or filing with, or notice to, any governmental authority is required to be obtained or made by or with respect to Stockholder or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, other than [(a) a filing of an amendment to a Schedule 13G and/or a filing of a Form 4 to the extent required by the Exchange Act, and (b)]2 such other consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not impair Stockholder’s ability to perform its obligations under this Agreement.

Section 4.4          Actions and Proceedings. As of the date of this Agreement, (a) there is no action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative (each, a “Proceeding”), pending or, to the knowledge of Stockholder, threatened against Stockholder or any of its Affiliates and (b) there is no judgement or order of any governmental authority outstanding against, or, to the knowledge of Stockholder, investigation by any governmental authority involving, Stockholder or any of its subsidiaries that, in each case of clause (a) and (b), would reasonably be expected to prevent, materially delay, hinder, impair or prevent the exercise by the Company of its rights under this Agreement or the performance by Stockholder of its obligations under this Agreement.

1 NTD: To be removed if the stockholder is not currently subject to Section 13 or Section 16.

2 NTD: To be removed if the stockholder is not currently subject to Section 13 or Section 16.

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Section 4.5           Acknowledgement. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement and the representations and warranties of Stockholder contained herein.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Stockholder as follows:

Section 5.1           Authority Relative to Agreement; No Conflict.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Bankruptcy and Equity Exception.

(b)           Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will (i) conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (ii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, require the consent, or notice to or filing with any third party pursuant to, any mortgage, bond, indenture, agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or result in the creation of a Lien, upon any of the property or assets of the Company or any of its subsidiaries, except for any of the foregoing as would not impair the Company’s ability to perform its obligations under this Agreement.

Section 5.2           Required Filings and Consents. No consent of, or registration, declaration or filing with, or notice to, any governmental authority is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, other than (a) applicable requirements of and filings with the SEC under the Securities Act and the Exchange Act and (b) such other consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not impair the Company’s ability to perform its obligations under this Agreement.

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Article 6
TERMINATION

This Agreement and all obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the effectiveness of the Mergers and (b) the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated as a result of breach of this Agreement). Upon the termination of this Agreement, neither the Company nor Parent nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided, that Sections 7.1, and 7.3 through 7.14 shall survive such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

Article 7
MISCELLANEOUS

Section 7.1           Publication. Stockholder hereby permits and authorizes the Company, Acquisition Sub, Parent and/or the Parent External Adviser to publish and disclose in press releases, Schedule 13G and/or 13D filings (if applicable), the Form N-14 and the Joint Proxy Statement (including all documents and schedules filed with the SEC), any current report of Parent or the Company on Form 8-K and any other disclosures or filings required by applicable Law, Stockholder’s identity and ownership of the Owned Shares, the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

Section 7.2           Amendment. Subject to applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by the duly authorized officers of each of the respective parties; provided that no amendment shall be made to this Agreement after the effectiveness of the Mergers.

Section 7.3           Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (without proof of actual damages), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

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Section 7.4           Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

(a)	If to the Company addressed to it at:

Alcentra Capital Corporation
200 Park Avenue, 7th Floor
New York, NY 10166
Phone: (212) 922-6038
Fax: (212) 922-8259
Email: suhail.shaikh@alcentra.com

            ellida.mcmillan@alcentra.com

Attention: Suhail A. Shaikh

                 Ellida McMillan

with a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street NW
Washington, DC 20006
Phone: (202) 261-3300
Fax: (202) 261-3333
Email: harry.pangas@dechert.com

            gregory.schernecke@dechert.com

Attention: Harry Pangas, Esq.

                 Gregory A. Schernecke, Esq.

(b)	If to Stockholder, addressed to it at:

[_______]
[_______]
[_______]
Phone: [_______]
Fax: [_______]
Email: [_______]
Attention: [_______]

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 7.4; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) or on any day that is not a business day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 7.4 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) business days after such notice would otherwise be deemed to have been received pursuant to this Section 7.4.

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Section 7.5           Headings; Titles. Headings and titles of the Articles and Sections of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.6           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.7           Entire Agreement. This Agreement (including the schedules hereto) constitutes, together with the Merger Agreement (to the extent referred to in this Agreement) and the Joinder Agreement delivered by Stockholder on or prior to the date hereof with respect to the Confidentiality Agreement, dated as of July 5, 2019 and as amended as of July 22, 2019, between the Company and Crescent Capital Group, LP, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.8           Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 7.8 shall be null and void.

Section 7.9           No Third Party Beneficiaries; Enforcement. This Agreement is not intended to and shall not confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

Section 7.10       Interpretation. The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. References to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date.

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Section 7.11       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the latter shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 7.11.

Section 7.12       Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.13       Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

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Section 7.14       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of, or with respect to, any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, and this Agreement shall not confer any right, power or authority upon the Company or any other Person (a) to direct the Stockholder in the voting of any of the Owned Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Stockholder’s duties or responsibilities as stockholders of Parent.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

ALCENTRA CAPITAL CORPORATION

By:
Name:
Title:

STOCKHOLDER:

[____________]

By:
Name:
Title:

[Voting Agreement Signature Page]

SCHEDULE A

OWNED SHARES

Stockholder	Owned Shares

[_____]	[______]

Schedule A to Voting Agreement